MOUNT KELLETT MASTER FUND II-A, L.P.

NORTRUST NOMINEES LIMITED a private company incorporated in England & Wales with company registered number 00955951 and whose registered office is at 50 Bank Street, Canary Wharf, London, E14 5NT ("**Nortrust**");

NORTHERN TRUST FIDUCIARY SERVICES (GUERNSEY) LIMITED a company with limited liability incorporated under the laws of the Island of Guernsey with company number 2651, having its registered office at Trafalgar Court, Les Banques, St Peter Port, Guernsey GY1 3DA in its capacity as trustee of THE ROBERT MOUAT TRUST ("**Northern Trust**")

Dear Sirs:

Mount Kellett Master Fund II-A, L.P. ("**Mount Kellett**") intends to commence legal proceedings against Baja Mining Corp ("**Baja**") in the Supreme Court of British Columbia, Canada, for the purpose of seeking the appointment of an inspector over certain of the affairs of Baja, and to ensure the holding of Baja's annual general meeting of shareholders on the currently scheduled date of June 21, 2012 (the "**BC Proceeding**").

In connection with the BC Proceeding, in order to induce Nortrust to become a plaintiff in the action, Mount Kellett does hereby undertake to indemnify and hold harmless Nortrust and Northern Trust from any and all:

1. legal fees, costs or expenses incurred or otherwise payable to counsel in the action, being Norton Rose Canada LLP and Nathanson Schacter Thompson LLP in connection with the BC Proceeding;

2. disbursements or other fees incurred on behalf of the petitioners in the conduct of the BC Proceeding; and

3. legal fees, costs or expenses awarded against the petitioners as a result of their participation in the BC Proceeding.

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Please sign and return to us the copy of this enclosed for the purpose of evidencing your acceptance of the foregoing undertakings.

Yours very truly,

MOUNT KELLETT MASTER FUND II-A, L.P.,
By: MOUNT KELLETT CAPITAL PARTNERS GP II LLC

by ______________________________
Authorized Signatory

ACCEPTED in the City of London, England, this 4th day of May, 2012.

____
Authorized Signatory
Nortrust Nominees Limited

____
Authorized Signatory
Nortrust Nominees Limited

ACCEPTED in the City of St Peter Port, Guernsey, this 4th day of May, 2012.

____
Authorized Signatory
Northern Trust Fiduciary Services (Guernsey) Limited

____
Authorized Signatory
Northern Trust Fiduciary Services (Guernsey) Limited

Please sign and return to us the copy of this enclosed for the purpose of evidencing your acceptance of the foregoing undertakings.

Yours very truly,

MOUNT KELLETT MASTER FUND II-A, L.P,
By; MOUNT KELLETT CAPITAL PARTNERS GP II LLC

by ______________________
Authorized Signatory

ACCEPTED in the City of London, England
, this 4th day of May, 2012,

____
Authorized Signatory
Nortrust Nominees Limited

____
Authorized Signatory
Nortrust Nominees Limited

ACCEPTED in the City of St Peter Port, Guernsey, this 4th day of May, 2012,

____
Authorized Signatory
Northern Trust Fiduciary Services (Guernsey) Limited

____
Authorized Signatory
Northern Trust Fiduciary Services (Guernsey) Limited